================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM 8-K



                                 CURRENT REPORT,
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 6, 1998



                         COMPREHENSIVE CARE CORPORATION
               (Exact Name of Registrant as Specified in Charter)



           DELAWARE                     0-5751                   95-2594724
----------------------------    ------------------------      ----------------
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Incorporation)                                      Identification No.)


       1111 BAYSIDE DRIVE, SUITE 100
        CORONA DEL MAR, CALIFORNIA                            92625
   ----------------------------------------                 ----------
   (Address of Principal Executive Offices)                 (Zip Code)


       Registrant's telephone number, including area code: (714) 222-2273


                                   ----------


================================================================================

ITEM 5. OTHER EVENTS.

        On July 6, 1998, the Company announced the appointment of Robert Landis to the positions of Executive Vice President and Chief Financial Officer for the Company. Mr. Landis was previously employed at Maxicare Health Plans Inc. where he served as Treasurer from 1988 after serving as the Assistant Treasurer since 1983. Mr. Landis is a certified public accountant and holds a bachelor's degree in business administration from University of Southern California and a master's degree in business administration from California State University.

        As Executive Vice President and Chief Financial Officer, Mr. Landis will be responsible for all financial and administrative functions of the Company. The Company entered into an employment contract with Mr. Landis for an initial term of eighteen (18) months effective from the date of hire. Pursuant to the employment contract, Mr. Landis is entitled to receive an annual base salary of $150,000, a guaranteed bonus of $25,000 for 1998, and stock options for 87,500 shares of the Company. In addition, Mr. Landis is eligible to receive a $50,000 annual bonus upon the Company reaching a $1,000,000 net profit.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COMPREHENSIVE CARE CORPORATION


                                    By:    /s/ Chriss W. Street
                                           -------------------------------------
                                           Chriss W. Street
                                           Chairman, President and
                                           Chief Executive Officer
Date:  July 8, 1998

                                       2